EXHIBIT 10.1

SUBSRIPTION AGREEMENT

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (the “Subscription Agreement”) is made on 26th day of July 2023, among (i) WeTrade Group Inc (the “Company”), the company incorporated in the State of Wyoming, and (ii) each purchaser identified on the signature pages to this Agreement (each a “Purchaser” and collectively, the “Purchasers”).

Purchase of Shares

1. Subscription

1.1 The undersigned Purchasers (each a “Purchaser”) hereby subscribe for and agree to purchase from the Company for any combination of cash in United States Dollars and Hong Kong Dollar (“HKD”) (collectively the “Subscription Proceeds”, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, shares of common stock, of the Company, no par value (the “Common Shares”) and in an amount for subscription shares as set out on each Subscriber’s signature page hereto (each such subscription an agreement to purchase being a “Subscription”) at a purchase price of US$5.85 per Common Share, which is the closing market price of the Company’s Common Shares on July 25, 2023, the day before the signing of this Agreement, with a 30% discount.

1.2 Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company. The Purchasers acknowledge that there is no minimum required to close any subscription under the offering.

2. Payment

2.1 Each Purchaser acknowledges and agrees that its commitment to purchase Common Shares of the Company hereunder is and shall be irrevocable upon delivery of the Subscription Proceeds and an executed counterpart original of this Subscription Agreement to the Company. The Subscription Proceeds shall be paid to the following bank account:

Title of the Account:

Account #:

Beneficiary Bank:

Bank Address:

3. Deliveries at or Prior to Closing

3.1 Prior to acceptance of this Subscription Agreement by the Company, each Purchaser must complete, sign and return to the Company, or Company’s counsel Ortoli Rosenstadt LLP, an executed copy of this Subscription Agreement and wire transfer the Subscription Proceeds as described in Section 2.1, above.

3.2 Each Purchaser shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities or by applicable law.

3.3 The Company shall deliver to each Purchaser the following:

(a)	at the Closing (as defined below), a counterpart of this Subscription Agreement, duly executed by an authorized signatory of the Company;

(b)	within 10 business days of the Closing Date (as defined below), a certificate or evidence of electronic book entry representing the Common Shares in the amount set forth on the signature page hereto.

1

4. Closing

4.1 Completion of the sale of the Common Shares contemplated in this Subscription Agreement (any such completion, a “Closing”) shall occur on or before August 31, 2023, or on a such date to be mutually agreed upon by the Company and the Purchaser.

4.2 The Company may, at its discretion, elect to close the Offering in one or more closings, in which event the Company may agree with one or more of the Purchasers (including the Purchaser hereunder) to complete delivery of the Common Shares to such Purchaser(s) against payment therefore at any time on or prior to the furthest most date set by Section 4.1.

5. Conditions to Closing

5.1 Upon acceptance of this Subscription Agreement, the obligations of the Company to Close on the Closing Date are subject to the following conditions:

(a)	Delivery of the transaction documents as set forth in Section 3.1 and 3.2.

(b)	that all of the representations and warranties of the Purchaser made in this Subscription Agreement are accurate in all material respects when made and on the Closing Date;

(c)	that all of the obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(d)	that the Company shall have received the Subscription Proceeds.

5.2 The obligations of the Purchaser hereunder to Close on the Closing Date are subject to the following conditions:

(a)	that all of the representations and warranties of the Company made in this Subscription Agreement are accurate in all material respects when made and on the Closing Date; and

(b)	that all of the obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed.

6. Representations, Warranties, Acknowledgements and Covenants of the Purchaser

6.1 Each Purchaser severally and not jointly hereby acknowledges and agrees as of the date hereof and as of the Closing Date that:

(a)	none of the Common Shares have been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States or any other jurisdiction;

2

(b)

the decision to execute this Subscription Agreement and acquire the Common Shares hereunder has not been based upon any oral or written representation (other than representations set out in this Agreement) as to fact or otherwise made by or on behalf of the Company;

(c)

there are risks associated with an investment in the Company and the Common Shares, including, but not limited to, (i) the risk of changes in the cost of raw materials and energy, (ii) the risk of intense competition in the PRC domestic market, (iii) risks related to our significant amount of short- term debt and (iv) the risk of severe financial hardship or bankruptcy of one or more of our major clients;

(d)

it has received all the information it considers necessary or appropriate for purposes of deciding whether to purchase the Common Shares. Each Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Common Shares and regarding the business, properties, prospects and financial condition of the Company, and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access;

(e)	it has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Common Shares and with respect to applicable resale restrictions;

(f)

it understands that the Company is making no representations and warranties regarding tax consequences for your investment in the Common Shares, the US Foreign Corrupt Practices Act or the securities law of the home or residential jurisdiction of any Purchaser.

(g)

Each Purchaser severally and not jointly hereby represents and warrants to, and covenants with, the Company (which representations, warranties and covenants shall survive the Closing) as of the date hereof and as of the Closing Date that:

(h)

it has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required hereby and, if the Purchaser is a corporation, it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on its behalf;

3

(i)

the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law or regulation applicable to the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

(j)

the Purchaser has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms;

(k)

the Purchaser is not a “U.S. Person” as defined in Rule 902 under the 1933 Act and is resident in the jurisdiction set out under the heading “Name and Address of Purchaser” on the signature page of this Subscription Agreement;

(l)

At the time Purchaser executed and delivered this Agreement, Purchaser was outside the United States and is outside of the United States as of the date of the execution and delivery of this Subscription Agreement;

(m)	Purchaser is acquiring the Common Shares for its own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a purchaser in the United States;

(n)

Purchaser represents and warrants and hereby agrees that all offers and sales of any of the Common Shares prior to the expiration of a period commencing on the Closing Date and ending twelve months thereafter, unless adjusted as hereinafter provided (the “Restricted Period”), shall only be made in compliance with the safe harbor contained in Regulation S, pursuant to registration of the Common Shares under the 1933 Act or pursuant to an exemption from registration, and all offers and sales after the Restricted Period shall be made only pursuant to such a registration or to such exemption from registration;

(o)

the Purchaser (i) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Common Shares; and (ii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(p)

the Purchaser is not aware of any advertisement of any of the Common Shares and is not acquiring any of the Common Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

4

(q)	no person has made any written or oral representations to the Purchaser:

(i)	that any person will resell or repurchase any of the Common Shares;

(ii)	that any person will refund the purchase price of any of the Common Shares; or

(iii)	as to the future price or value of any of the Common Shares; and

(r)

the Purchaser will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Company in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser to the Company in connection therewith.

6.2 Between the date of this Subscription Agreement and the Closing, the Purchaser shall notify the Company if any of the above representations and warranties ceases to be true.

6.3 Each Purchaser, severally but not jointly, acknowledges that the representations and warranties contained herein are made by it with the intention that they may be relied upon by the Company and its legal counsel in determining such Purchaser’s eligibility to purchase the Common Shares for which it is subscribing under applicable securities legislation. Each Purchaser further agrees that by accepting delivery of the certificates representing the Common Shares on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the Closing Date and that they will survive the purchase by the Purchaser of Common Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of such Common Shares.

7. Representations and Warranties of the Company

7.1 The Company acknowledges and agrees that each Purchaser is entitled to rely upon the representations and warranties of the Company, contained in this Agreement and further acknowledges that each Purchaser will be relying upon such representations and warranties in purchasing the Common Shares. The Company represents and warrants as follows:

(a)	The Company is duly incorporated, validly existing and in good standing under the laws of the State of Wyoming.

5

(b)	The Company has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(c)

The Company is not in violation or default of any of the provisions of its articles of incorporation or bylaws. The Company is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Subscription Agreement, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Subscription Agreement (any of (i), (ii) or (iii) being hereafter referred to as a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(d)

The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Subscription Agreement and to carry out its obligations hereunder. The execution and delivery of this Subscription Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further corporate authorization is required by the Company in connection therewith.

(e)

Upon delivery, this Subscription Agreement will have been duly executed by the Company and will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(f)

Upon execution and delivery of this Subscription Agreement and the performance by the Company of the obligations imposed on it in this Subscription Agreement, including the issuance and sale of the Common Shares, will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other agreement to which the Company is a party or by which any material property or material asset of the Company, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any material property or material asset of the Company is bound, except, in each case, as could not reasonably be expected to result in a Material Adverse Effect.

6

(g)

The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement.

(h)

The Common Shares are duly authorized and, when issued and paid for in accordance with this Subscription Agreement, will be validly issued as fully paid and non-assessable, free and clear of all liens and encumbrances other than restrictions provided for in this Subscription Agreement and applicable law.

(i)

The issuance and sale of the Common Shares will not obligate the Company to issue Common Shares or other securities to any person (other than the Purchasers and their designees) and will not result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under such securities.

8. Warrant

(a)

The Purchaser will be entitled for the Warrants, a form of which is attached hereto as Exhibit A, and the Common Stock purchase warrants will be delivered to the Purchasers at the Closing, which Warrants shall be exercisable immediately and have a term of exercise equal to five (5) years, in the form of Exhibit A attached hereto.

(b)	Warrant Shares means the shares of Common Stock issuable upon exercise of the Warrants.

9. Legending of Subject Securities.

9.1 The Purchaser hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, any certificates representing the Common Shares may bear a restrictive legend pursuant to applicable laws and may include language substantially similar to the below:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

7

10. Costs

10.1 The Purchaser acknowledges and agrees that all costs and expenses incurred by the Purchaser (including any fees and disbursements of any special counsel retained by the Purchaser) relating to the purchase of the Common Shares shall be borne by the Purchaser.

11. Governing Law

11.1 This Subscription Agreement is governed by the laws of the State of New York and the federal laws of the United States applicable therein. The Purchaser, in its personal or corporate capacity and irrevocably attorney to the jurisdiction of the state and federal courts located in New York County, New York. Each party agrees that the state and federal courts located in New York County, New York shall be the exclusive jurisdiction for settling all disputes hereunder.

12. Independent Nature of Purchaser’s Obligations and Rights

12.1 The obligations of each Purchaser under this Subscription Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Subscription Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of this Subscription Agreement or it has knowingly waived its right to do so and has proceeded without benefit of counsel.

13. Survival

13.1 This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Common Shares by the Purchaser pursuant hereto.

8

14. Assignment

14.1 This Subscription Agreement is not transferable or assignable without written consent by both the Company and Purchaser.

15. Severability

15.1 If any provision of this Subscription Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Subscription Agreement.

16. Entire Agreement

16.1 Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Common Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

17. Notices

17.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given at the date received if mailed or transmitted by any standard form of telecommunication (including email, but not including facsimile). Notices to the Purchaser shall be directed to the address on the signature page of this Subscription Agreement and notices to the Company shall be directed to it at

WeTrade Group Inc.

1621 Central Ave Cheyenne, Wyoming 82001

18. Counterparts and Electronic Means

18.1 This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Subscription Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Subscription Agreement as of the date hereinafter set forth.

19. Amendment and Waiver

19.1 No provision of this Subscription Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Subscription Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

[SIGNATURE PAGES TO FOLLOW]

9

IN WITNESS WHEREOF the Purchaser has duly executed this Subscription Agreement as of the date of acceptance by the Company.

5.85
(Amount of Subscription in USD)	(Name of Purchaser)

HK$ 7.80:US$1.00
(Conversion rate between USD and HKD)	(Address of Purchaser)

52,700
(Number of Common Shares Subscribed)	(City, State/Province, Postal Code of Purchaser)

(Country of Purchaser)

10

A C C E P T A N C E

The above-mentioned Subscription Agreement in respect of the Common Shares is hereby accepted by WeTrade Group Inc.

Dated: July 26th, 2023.

WeTrade Group Inc

By:
Name:	Wei He Chun
Title:	Chief Executive Officer

11

Exhibit A

Common Stock Purchase Warrant

12